Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of CS China Acquisition Corp. (the “Company”) on Form 10-Q for the period ending October 31, 2008 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I William P. Haus, Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: December 15, 2008	/s/ William P. Haus
	Name:	William P. Haus
	Title:	Chief Executive Officer
(Principal Executive Officer)